Exhibit 99.1

KNIGHT ANNOUNCES SUCCESSFUL CONCLUSION OF DISPUTE RESOLUTION

ARBITRATION WITH FORMER EMPLOYEE

All Improper Termination and “Whistleblower” Claims Against Knight Dismissed

JERSEY CITY, NJ, September 23, 2004 – Knight Trading Group, Inc. (Nasdaq: NITE) today announced a favorable decision reached by an arbitration panel, conducted by NASD Dispute Resolution, Inc., in connection with arbitration claims filed on December 27, 2001, by a former employee, Robert Stellato, against Knight Securities, L.P. (“KSLP”), a Knight Trading Group subsidiary now known as Knight Equity Markets, L.P. The former employee had sought in excess of $25 million in damages relating to his employment.

“We are very gratified by the ruling of the NASD’s dispute resolution panel,” said Thomas M. Joyce, Chief Executive Officer and President of Knight. “We have always believed that once the facts were presented, Knight would be vindicated, and today we were. We will continue to pursue our client-focused strategies to build Knight’s business platform and future prospects.”

The former employee’s central allegation involved his alleged improper termination. However, the former employee also alleged, among other things, a “whistleblower” claim for damages based on his allegation that during a specified period KSLP allowed frontrunning of institutional orders to occur. KSLP asserted denials of all of the former employee’s claims and asserted certain counterclaims against the former employee based on allegations that were made in the former employee’s arbitration filing that were later published in The Wall Street Journal on June 4, 2002. The arbitration hearings commenced in April 2003 and ended in September 2004.

On September 22, 2004, Knight was notified by NASD Dispute Resolution, Inc. of the decision with respect to the arbitration. All claims related to the former employee’s alleged improper termination at KSLP were dismissed. In addition, the arbitrators dismissed all of the former employee’s “whistleblower” claims for damages under the New Jersey Conscientious Employee Protection Act in which he alleged that KSLP allowed frontrunning of institutional orders to occur. All claims against KSLP for breach of contract were dismissed, except that the NASD arbitration panel awarded the former employee the amount of $19,101.00 (without interest) relating to the calculation of his override bonus payment for the year 2000. All other claims and counterclaims in the arbitration were dismissed.

Knight noted that arbitration awards are final and are not subject to review or appeal by the arbitration panel or by NASD Dispute Resolution, Inc. Any party wishing to challenge the award in court must make a motion to vacate or modify the award in a federal or state court of appropriate jurisdiction. There are very limited grounds for vacating an arbitration award, and a party must bring a motion to vacate within the time period specified by applicable statute.

For further information on this proceeding, see the section entitled “Legal Proceedings” in Part I, Item 3 of Knight’s Annual Report on Form 10-K for the year ended December 31, 2003.

Knight is focused on meeting the needs of institutional and broker-dealer clients by providing comprehensive trade execution services in equities and derivatives. A leading execution specialist, Knight offers capital commitment and access to a deep pool of liquidity across the depth and breadth of the equity market. Knight also operates an asset management business for institutions and high net worth individuals. To be a valued partner, Knight strives to provide superior client service and will continue to tailor its offering to meet the needs of its clients. More information about Knight can be obtained at www.knighttradinggroup.com.

Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Since such statements involve risks and uncertainties, the actual results and performance of the Company may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made herein; however, readers should carefully review reports or documents the Company files from time to time with the Securities and Exchange Commission.

CONTACTS

Margaret Wyrwas

Senior Managing Director,

Corporate Communications & Investor Relations

201-557-6954 or mwyrwas@knighttrading.com

Greta Morley

Assistant Vice President,

Marketing Communications & Public Relations

201-557-6948 or gmorley@knighttrading.com